UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 17, 2018

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 West Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2018, Michael Ludwig was appointed as Senior Vice President, Chief Financial Officer and Treasurer of Rogers Corporation (the “Company”). A copy of the press release announcing Mr. Ludwig’s appointment is furnished herewith as Exhibit 99.1.  Mark Weaver will remain as Corporate Controller and Chief Accounting Officer.

Mr. Ludwig, 57, served as Chief Financial Officer for FormFactor, Inc., a public company that provides test and measurement technologies, from May 2011 to March 2018. Prior to his service as FormFactor’s Chief Financial Officer, Mr. Ludwig served as its Vice President, Finance from December 2009 to May 2011 and as its Vice President and Corporate Controller from April 2001 to April 2007. He also served as a consultant to FormFactor from February 2009 to December 2009.  Mr. Ludwig has also held senior-level finance and accounting positions at divisions of Tyco Electronics and Beckman Coulter and at Force 10 Networks. Mr. Ludwig holds a bachelor of science degree in accounting from California State Polytechnic University, Pomona.

 There is no arrangement or understanding between Mr. Ludwig and any other person pursuant to which he was selected as Senior Vice President, Chief Financial Officer and Treasurer. In addition, there are no familial relationships between Mr. Ludwig and any director or executive officer of the Company, and Mr. Ludwig has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter

The Company and Mr. Ludwig have entered into an offer letter in connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer, the material terms of which are described below.

Base Salary and Cash Incentive Compensation

Mr. Ludwig will receive an initial annual base salary of $420,000. He is eligible to participate in the Company’s Annual Incentive Compensation Plan (“AICP”) for the 2018 fiscal year, with a target bonus of 65% of his annual salary. His actual AICP award will be pro-rated to reflect his start date and, depending on actual performance against predetermined company performance metrics, could range up to 200% of target.

Long-Term Incentive Compensation

Mr. Ludwig will receive a grant of restricted stock units with a grant date fair value of $815,000, which will be subject to the terms of the Rogers Corporation 2009 Long-Term Equity Compensation Plan and the applicable award agreements. Forty percent of the value of the grant will consist of time-based restricted stock units, and 60% will consist of performance-based restricted stock units.  These awards will vest in a manner consistent with the vesting provisions of the Company’s equity grants to other named executive officers in 2018.

All incentive compensation to Mr. Ludwig will be subject to the Company’s Compensation Recovery Policy, as in effect from time to time.

Severance Benefits

Mr. Ludwig will participate in the Rogers Corporation Severance Pay Plan for Exempt Salaried, Non-Exempt and Non-Union Hourly Employees; however, any severance pay thereunder will be equal to 52 weeks of base salary plus a pro-rated payment of his AICP award, subject to his execution of a general release of claims in a form acceptable to the Company and subject to the other terms and conditions of the plan, including the company’s right to amend or terminate the plan.

In connection with Mr. Ludwig’s appointment, the Company and Mr. Ludwig plan to enter into an indemnification agreement consistent with the Company’s form of indemnification agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Description

99.1 Press release, dated September 17, 2018, issued by Rogers Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: September 17, 2018
	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development,
General Counsel and Corporate Secretary